Exhibit 5.1

Texas New York Washington, DC Connecticut Seattle Dubai London	Bracewell & Giuliani LLP 111 Congress Avenue Suite 2300 Austin, Texas 78701-4061 +1.512.472.7800 Office +1.800.404.3970 Fax www.bgllp.com

September 25, 2015

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84212

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by Overstock.com, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shares (as defined below). The Registration Statement relates to the proposed offer and sale by the selling stockholders named therein (the “Selling Stockholders”), from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), of up to 908,364 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), issued in connection with the transactions contemplated by that certain Asset Purchase Agreement dated as of August 26, 2015 by and between Cirrus Technologies, LLC and Cirrus Services LLC, an indirect majority-owned subsidiary of the Company.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the legal capacity of all natural persons. As to all facts material to the opinions expressed herein we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto, including post-effective amendments, will have become effective under the Act; (ii) if necessary, a prospectus supplement (the “Prospectus Supplement”) will have been prepared and filed with the Commission properly describing any underwritten offering of the Shares; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; and (iv) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered (or deemed to be delivered) to the purchaser of the Shares as required in accordance with applicable law.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares proposed to be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any other state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP